EXHIBIT 99.2

     PREVIEW SYSTEMS ANNOUNCES INTENTION TO WIND DOWN REMAINING OPERATIONS IN CONJUNCTION WITH SALE OF ASSETS TO ALADDIN KNOWLEDGE SYSTEMS

    SUNNYVALE, Calif.—May 18, 2001—Preview Systems, Inc. (NASDAQ: PRVW), a commerce platform and services provider for the secure delivery of digital goods over the Internet, announced that it intends to adopt a plan to wind down the surviving elements of its business for the purpose of returning the company's remaining capital to stockholders. This plan is expected to be adopted by the company's board of directors following today's announcement regarding the sale of Preview's electronic software distribution (ESD) business to Aladdin Knowledge Systems (NASDAQ: ALDN).

    In addition to the sale of the ESD business, Preview Systems is currently in negotiations with other third parties for the sale of its remaining assets, including the technology related to electronic music distribution (EMD) and other non-software digital products. If, and when, concluded, Preview Systems expects that the financial impact will not be material to its overall cash position.

    Since its announcement in February 2001 that it was exploring strategic alternatives, the company's board of directors, with the assistance of its advisors, has undertaken considerable efforts to explore many strategic alternatives to maximize stockholder value. It has concluded that the best interests of its stockholders will be served by selling its assets to Aladdin, winding down the remaining business of the company and distributing the available cash to its stockholders.

    "As indicated in our prior communications this year to stockholders, we believe that the value of our technology may be better leveraged when combined with that of another company," said Vincent Pluvinage, CEO and President of Preview Systems. "Because the overall market has evolved more slowly than originally forecasted, our solution may be more viable as a product line of a larger company than as a stand-alone public entity."

    Between now and the conclusion of the sale of its assets and the winding down of its business, Preview Systems will operate its business in a manner consistent with providing ongoing support for its customers while minimizing all other cash expenditures. Preview Systems and Aladdin will immediately begin to work cooperatively in the areas of research and development, customer support, sales and marketing. At the end of the second quarter of 2001, Preview Systems anticipates it will employ approximately 30 people, of which 20 are expected to be retained by Aladdin upon closing of the transaction.

    Consistent with the company's current financial guidance, operating expenses for the second quarter are expected to be between $4.5 million and $5.0 million exclusive of any one-time restructuring charges, and any acquisition related costs or stock based compensation charges. In addition, a restructuring charge for the second quarter is expected to be between $4.5 million and $5.0 million, reflecting costs associated with our further reductions in force and the costs of retention and severance packages for remaining employees and executives. Approximately $1.0 million of this charge is non-cash related. Preview Systems currently projects that its cash and marketable securities balance will be between $65 million and $66 million at the end of the second quarter, excluding any proceeds from its sale of assets.

    Preview Systems expects to submit to its stockholders for their approval a plan to sell substantially all of the assets of the ESD business to Aladdin and subsequently wind down the remaining business. Upon stockholder approval and after the closing of the Aladdin asset sale, Preview Systems will adequately provide for its debts and liabilities, and then distribute the remaining capital to its stockholders in one or more cash distributions. At the time of the distribution of cash, it is anticipated that a total of approximately 18.2 million shares will be outstanding, 17.3 million of which are outstanding today plus approximately 900,000 vested "in the money" stock options that are likely to be exercised prior to any distribution.

    Additional information and answers to stockholders' questions will be provided during a conference call to be held at 11:00am EDT / 8:00am PDT, today, May 18th, 2001. Investors are invited to participate by dialing 1-800-257-1836 within the United States or 1-303-205-0044 internationally or listen live via a Webcast on the Preview Systems Web site, http://www.previewsystems.com. Please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those that cannot listen to the live event, we invite you to listen to our telephone replay of the conference call by dialing 1-800-475-6701 or internationally 1-303-205-0044 and entering reservation number 587679, beginning at 2:00 p.m. EDT / 11:00 a.m. PDT. The replay will be available through May 25th, 2001.

About Preview Systems

    Preview Systems' digital rights commerce platform enables service providers and content producers to sell digital goods over the Internet legally and securely. Preview Systems also ensures the protection, delivery and management of the rights associated with the usage of digital products. Headquartered in Sunnyvale, Calif., the company counts as its customers a network of software publishers, record labels, distributors, service providers, resellers and hardware manufacturers. For more information, please visit the Preview Systems Web site at www.previewsystems.com.

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    Copyright © 2000 Preview Systems, Inc. Preview Systems and the Preview Systems logo are trademarks or registered trademarks of Preview Systems, Inc.

    This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements include our strategies, intentions and statements containing the words "believe," "anticipate," "expect," and similar words. We wish to caution you that these statements are only predictions and that the transactions described in this press release are subject to substantial risk of noncompletion. No assurance can be given that Preview will be successful in pursuing to conclusion the sale of assets to Aladdin, or that such a transaction and a subsequent winding-down of Preview's operations would actually increase stockholder value. Other important factors include our ability to retain key employees through the transition period between the signing of the agreement and the closing of the sale of our assets; our ability to support those customers that we have retained; delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our sale of technology assets to a purchaser in another country, Israel; costs incurred if the sale of our assets is terminated due to a superior proposal or the failure of Preview to obtain stockholder approval for the sale of assets or other material contingencies provided for in the sale of assets; the failure of the sale of assets to be consummated; the failure of estimates of net proceeds from the sale of assets to be realized by Preview stockholders; amendment, delay in implementation or termination of any plan to wind down Preview; the liability of Preview's stockholders for Preview's liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the risks posed by the large numbers of patents and frequent litigation based on patent and intellectual property infringement which characterizes our industry and which might become more prevalent following our announcement of this transaction; we have in the past been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party intellectual property rights; the transactions we have agreed to, and any winding-down of Preview in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock. We expect to recognize little or no revenue following the sale of assets contemplated in this transaction. Further, the stock market has recently experienced record volatility. In general, market prices for Internet-related companies and, in particular, our stock has experienced extreme fluctuations. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our press releases and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2000, including our recently filed Form 10-K/A and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release.